UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 12, 2019, Aquestive Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and BMO Capital Markets Corp., as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 7,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The price to the public in the offering is $5.00 per share. The net proceeds to the Company from the offering are expected to be approximately $32.6 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The closing of the offering is expected to occur on December 17, 2019, subject to customary closing conditions. In addition, the Company granted the Underwriters a 30-day option to purchase up to 1,050,000 additional shares of Common Stock at the public offering price, less the underwriting discount. On December 16, 2019, the Underwriters informed the Company that they will be exercising the option in full. The Company intends to use the net proceeds of this offering for the continuation of the commercial launch of Sympazan, preparations to support the expected launch of Libervant in late 2020 (if approved by the U.S. Food and Drug Administration), continued development of AQST-108 and other product candidates, working capital and general corporate purposes.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-233716) previously filed with the Securities and Exchange Commission and declared effective on September 17, 2019, and preliminary and final prospectus supplements thereunder.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Dechert LLP regarding the validity of the shares of Common Stock issued in the offering is attached hereto as Exhibit 5.1.

Item 8.01	Other Events

On December 10, 2019, the Company issued a press release announcing the launch of the offering, and on December 12, 2019, the Company issued a press release announcing the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 12, 2019, by and between Aquestive Therapeutics, Inc. and BMO Capital Markets Corp., as representative of the several underwriters named therein
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (included in Exhibit 5.1)
99.1	Press Release of the Company issued on December 10, 2019
99.2	Press Release of the Company issued on December 12, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2019	Aquestive Therapeutics, Inc.

	By:	/s/ John T. Maxwell
Name: John T. Maxwell
Title: Chief Financial Officer